UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2020
1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2020, following the recommendation of the 1st Source Corporation (the “Company”) Governance and Nominating Committee, the Board of Directors of the Company voted in favor of Mr. Todd F. Schurz filling a recently vacated position on the Company’s and 1st Source Bank’s Boards of Directors for a term expiring in April 2023 at which time he will be eligible for reelection to a full three year term. Mr. Schurz will serve on the Audit Committee.

Mr. Schurz is the President and Chief Executive Officer of Schurz Communications, Inc., a diversified privately-owned, communications company with four broadband companies and managed cloud services companies with a presence in several states across the country and operates in Great Britain and Romania as well. He has served as CEO of Schurz Communications, Inc. since 2007 and has been with Schurz Communications, Inc. since 1989. Prior to joining Schurz Communications, Inc., Mr. Schurz worked for the Times Journal Company in Springfield, VA. and for the New York Daily News during graduate school. He was the President and Publisher of Associated Desert Shoppers in Palm Desert, CA and has also previously served as the President, Editor and Publisher of the South Bend Tribune, as Schurz Communications, Inc. Vice President of Technology and Business Development, as President and General Manager of WSBT Television, and most recently as Schurz Communications, Inc. President and Chief Operating Officer.

The Board has determined that Mr. Schurz is “independent” as defined by the Company’s Corporate Governance Guidelines and as defined under the listing rules of the NASDAQ Stock Market. There are no arrangements or understandings between Mr. Schurz and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Schurz has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. Mr. Schurz will receive compensation for his service as a non-employee director and for committee service in accordance with the Company’s director compensation program, which is described in the Company’s Proxy Statement for its Annual Meeting of Shareholders filed with the Securities Exchange Commission (“SEC”) on March 13, 2020.

The Company issued a press release on July 28, 2020 announcing that Mr. Schurz filled the vacancy to the Company’s Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 99.1	1st Source Corporation News Release

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 28, 2020	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer